AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENTS

This AMENDMENT NO. 1, effective as of October 1, 2019, (this “Amendment”) to each Investment Advisory Agreement by and between each investment company (each, a “Trust”) listed on Schedule A hereto (“Schedule A”), on behalf of its respective series listed on Schedule A (each, a “Fund”), and Pzena Investment Management, LLC (the “Advisor”).

WITNESSETH:

WHEREAS, the parties hereto have entered into each Investment Advisory Agreement listed on Schedule A, dated as of the respective date listed on Schedule A (each, an “Agreement”), pursuant to which the Advisor has agreed to render investment advisory services to the respective Fund; and

WHEREAS, each Agreement may be amended by mutual consent; and

WHEREAS, the parties desire to modify each Agreement’s Proxy Policy section listed on Schedule A (each, a “Proxy Policy Section”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the respective Agreement.

2.Amendment of Agreement. As of the date of this Amendment, or such later date as may be determined by a Fund, the language following “Proxy Policy.” in each Proxy

Policy Section of each Agreement is hereby deleted and replaced with the following:

The Advisor shall vote proxies solicited by or with respect to the issuers of securities in which the Pzena Portfolio may be invested in accordance with the Advisor’s proxy voting policies and procedures in a manner that complies with applicable law and regulations, and any additional operating policies or procedures that the Fund communicates to the Advisor in writing.

3.No Other Modifications. Except as specifically modified hereby, each Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth herein.

PZENA INVESTMENT MANAGEMENT, LLC

By: /s/Caroline Cai______________

Name: Caroline Cai

Title: Managing Principal

VANGUARD TRUSTEES' EQUITY FUND

VANGUARD WHITEHALL FUNDS

VANGUARD WINDSOR FUNDS

EACH ON BEHALF OF ITS SERIES

SET FORTH ON EXHIBIT A ATTACHED HERETO

By: Mortimer J. Buckley___________

Name: Mortimer J. Buckley

Title: Chairman and Chief Executive Officer

Schedule A-- Investment Advisory Agreements

			Proxy Policy
Dated	Trust	Fund	Section
8/1/2013	Vanguard Trustees’	Vanguard Emerging Markets	14
	Equity Fund	Select Stock Fund
3/31/2014	Vanguard Whitehall	Vanguard Selected Value Fund	14
	Funds
8/2/2012	Vanguard Windsor Funds	Vanguard Windsor Fund	14